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
                                                               Exhibit 12.1


                            Boston Edison Company
              Computation of Ratio of Earnings to Fixed Charges
                      Twelve Months Ended March 31, 1995
                                (in thousands)


Net income from continuing operations               $125,412

Income taxes                                          57,502

Fixed charges                                        126,605
                                                    --------

     Total                                          $309,519
                                                    ========

Interest expense                                    $116,375
Interest component of rentals                         10,230
                                                    --------

     Total                                          $126,605
                                                    ========

Ratio of earnings to fixed charges                      2.44
                                                        ====
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